Exhibit 99.1

Missouri Court of Appeals Western District

StopAquila.org.et al.,;	)
	)	WD64985
Plaintiff,	)
	)	OPINION FILED:
Cass County, Missouri,	)
	)	December 20, 2005
Respondent	)
)

v.	)

)

Aquila, Inc.,	)

)

Appellant.	)

Appeal From the Circuit Court of Cass County, Missouri

Honorable Joseph P. Dandurand, Judge

Aquila, Inc. appeals the judgment of the Cass County Circuit Court permanently enjoining it from constructing and operating an electrical power plant and transmission substation in an agricultural district located in unincorporated Cass County. The issues raised in this appeal present matters of first impression that require us to discern legislative intent in the enactment of two statutes, one dealing with an exemption from county zoning authority and the other addressing Public Service Commission (Commission) authority over the construction of public-utility facilities.

Specifically, Aquila's claims require us to determine whether (i) Aquila is exempt from county zoning regulation because the legislature has given exclusive regulatory authority over public utilities to the Commission; (ii) Aquila is exempt under section 64.235(FN1) from county zoning authority because it has obtained Commission approval to build power plants in its service territory; (iii) the certificates of convenience and necessity and other Commission orders issued to Aquila and its predecessors specifically authorized said construction under section 393.170.1;(FN2) and (iv) the 1917 Cass County franchise authorizing one of Aquila's predecessors to "set Electric Light Poles for the transmission of light for commercial purposes . . . provided the wires do not interfere with the ordinary use of the public roads" similarly authorized this construction. Because we find that Aquila did not have specific authority from the Commission to build these facilities, we hereby affirm the circuit court's order.

Mootness

Before we can consider the merits, we must determine whether actions Aquila took after filing its appeal have deprived this court of jurisdiction. The circuit court determined that Aquila was required to obtain and did not have specific authority from the Commission to build a power plant and substation in Cass County. After filing its appeal from that decision, Aquila filed an application with the Commission seeking either confirmation that the company already possessed the authority to build the power plant and substation or the issuance of a certificate of convenience and necessity to do so. On April 7, 2005, a divided Commission issued an order confirming Aquila's authority under existing certificates to build a power plant anywhere in its service territory. A case is moot if something occurs that makes a court's decision unnecessary. State ex rel. County of Jackson v. Mo. Pub. Serv. Comm'n, 985 S.W.2d 400, 403 (Mo. App. W.D. 1999). A narrow exception to that rule gives the court "discretion to review a moot case where [it] presents a recurring unsettled legal issue of public interest and importance that will escape review unless the court exercises its discretionary jurisdiction." Id. (citation omitted).

Inasmuch as the circuit court ruled that Aquila was required to and failed to obtain Commission approval to build the power plant and substation at issue, Aquila's decision to seek Commission approval could have eliminated any justiciable controversy between the company and respondent Cass County, Missouri. The Commission, however, based its ruling on existing certificates and orders, a decision that directly conflicts with the circuit court's interpretation of those documents. Moreover, this appeal involves issues of statutory interpretation of first impression and calls on us to determine the respective authorities of counties and the Commission as to zoning matters involving public utilities. As well, the Commission decision on which Aquila relies for its claim that it is not required to seek a certificate of convenience and necessity to build the specific facilities at issue in this case establishes an interpretation of section 393.170.1 that has evaded court review for twenty-five years. Union Elec. Co., 24 Mo. P.S.C. (N.S.) 72 (1980). Accordingly, we will consider the matter on the merits.

Factual and Procedural Background

In response to a growing demand for electricity, Aquila decided in 2004 to upgrade its Cass County infrastructure by building a small electric peaking plant(FN3) and an electric transmission substation.(FN4) The company located in unincorporated Cass County two parcels of land, zoned agricultural, on which it decided to construct its new facilities. The parcels, a 74-acre tract (South Harper plant) southwest of the City of Peculiar that is convenient to a fuel source, and a 55-acre tract (Peculiar substation) northeast of Peculiar, were purchased from willing sellers in October. Without submitting plans to Cass County or the Commission for approval and without a special use permit or rezoning for either site, Aquila began construction activities.

Cass County sued Aquila on December 1, seeking injunctive and declaratory relief to halt construction of the South Harper plant and the Peculiar substation.(FN5) The judge heard argument on the county's request for a temporary restraining order. An evidentiary hearing was then scheduled for and took place on January 5-6, 2005. The parties agreed upon a joint stipulation of facts, and evidence was received as to the county's damages for purported zoning violations, Commission regulatory practices, and Aquila's actions with respect to the two tracts at issue and its operations throughout its service territory in the county.

The circuit court made no conclusions of law regarding the interpretation of section 64.235, but, finding that it was vague in part, determined that Aquila was required to have specific authority either from the Commission or the county to build its power plant and substation. Finding that neither the certificates of convenience and necessity and other orders issued by the Commission nor the county's 1917 franchise gave Aquila the specific authority to build the power plant, the court granted the request for a temporary restraining order and for a preliminary and mandatory permanent injunction restraining construction of the South Harper plant and the Peculiar substation. Aquila was ordered to remove any construction on either tract inconsistent with an agricultural zoning classification, but the court suspended the permanent injunction pending appeal and the posting of a $350,000 bond.

On appeal Aquila essentially argues that, as a public utility regulated by the Commission, it is exempt from county zoning regulations, including the requirements of section 64.235, which, according to Aquila, contains an exemption that must be interpreted in a manner that would allow it to build its South Harper plant and Peculiar substation without first obtaining county approval. Aquila also argues that the certificates of convenience and necessity and other orders issued to it and its predecessors by the Commission, allowing it to provide electrical services in most of Cass County, constitute all the authority that Aquila needs to site and build anywhere within the county those facilities necessary to provide that service. As noted above, the Commission agrees with Aquila on the latter point and ruled that the company did not have to seek new and specific authorization to build the South Harper plant and Peculiar substation.(FN6)

Aquila sought rehearing after this court issued an opinion in the case, and we granted its application so that the panel could reconsider the issues raised and modify our decision to address its concerns.

Standard of Review

In an appeal from a zoning dispute that is resolved with the grant of injunctive relief, our standard of review is the same as in any other court-tried case as articulated in Murphy v. Carron, 536 S.W.2d 30 (Mo. banc 1976). Gray v. White, 26 S.W.3d 806, 814-15 (Mo. App. E.D. 1999). Thus, the circuit court's judgment will be affirmed unless it is not supported by substantial evidence, it is against the weight of the evidence, or it erroneously declares or applies the law. Id. at 815. Whether the circuit court properly interpreted a Commission order presents a question of law, not of fact, for our review. State ex rel. Pub. Water Supply Dist. No. 2 of Jackson County v. Burton, 379 S.W.2d 593, 598 (Mo. 1964).

To the extent that the issues raised require our interpretation of a statute, we will not defer to the trial court, but rather will address the matter de novo, seeking to give effect to legislative intent. Carmack v. Mo. Dep't of Agric., 31 S.W.3d 40, 46 (Mo. App. W.D. 2000). We look first to the plain and ordinary meaning of the words used to discern legislative intent and will only look past the plain and ordinary meaning when statutory language is ambiguous or leads to an illogical result. Id. Moreover, we do not read the provisions of a legislative act in isolation; we look as well to the provisions of the whole law, including its object and policy, to harmonize all of the provisions if possible, and consider statutes involving similar or related subject matter "to shed light on the meaning of the statute being construed." State ex rel. Sprint Mo., Inc. v. Pub. Serv. Comm'n, No. WD 63580, 2004 WL 2791625 at *6 (Mo. App. W.D. Dec. 7, 2004).

Legal Analysis

Preemption

Aquila argues that it is exempt from Cass County's zoning regulations because the Commission has exclusive authority to regulate public utilities. It claims that such preemption is recognized by the plain language of the provisions in Chapter 64, regarding county planning, zoning, and recreation, and in Chapters 386 and 393, setting forth the comprehensive statutory framework for electric utility regulation. While it is true that the Commission has extensive regulatory powers over public utilities, the legislature has given it no zoning authority, nor does Aquila cite any specific statutory provision giving the Commission this authority. See Mo. Power & Light Co., 18 Mo. P.S.C. (N.S.) 116, 120 (1973) (regarding the location of a power plant near a residential subdivision, Commission remarks on fact that location was already designated as an industrial area and states, "In short, we emphasize we should take cognizance of – and respect – the present municipal zoning and not attempt, under the guise of public convenience and necessity, to ignore or change that zoning."). It has been said as well, "[a]bsent a state statute or court decision which pre-empt[s] all regulation of public utilities or prohibit[s] municipal regulation thereof, a municipality may regulate the location of public utility installations." 2 Robert M. Anderson, American Law of Zoning 3d section 12.33 (1986).

While uniform regulation of utility service territories, ratemaking, and adequacy of customer service is an important statewide governmental function, because facility location has particularly local implications, it is arguable that in the absence of any law to the contrary, local governing bodies should have the authority to regulate where a public utility builds a power plant. See generally St. Louis County v. City of Manchester, 360 S.W.2d 638, 642 (Mo. banc 1962) (finding that statute on which city relied regarding construction of sewage treatment plant did not give city right to select its exact location and that public interest is best served in requiring it be done in accordance with county zoning laws). See also State ex rel. Christopher v. Matthews, 240 S.W.2d 934, 938 (Mo. 1951) (upholding validity of county rezoning to accommodate electric power plant construction).

Aquila further relies on Union Electric Co. v. City of Crestwood, 499 S.W.2d 480 (Mo. 1973) (Crestwood I), and cases in other states for the proposition that local regulation of public utilities is not allowed. This case, however, is not about local regulation; rather, the case involves the interplay between statutes enacted by the legislature and how to harmonize police powers possessed both by local government and public utilities. Moreover, Crestwood I was not about a county's zoning authority; the issue was whether a city could prohibit above-ground transmission lines and thereby impose significant expenses on a utility in derogation of the Commission's regulatory authority. Id. at 483. Similarly, Union Electric Co. v. City of Crestwood, 562 S.W.2d 344 (Mo. banc 1978) (Crestwood II), which also involved transmission lines, called into question the authority of a municipality to interfere with a public utility's use of a private right-of-way to place high voltage lines that would deliver electric energy to several parts of the utility's system in the St. Louis metropolitan area. The court in Crestwood II determined that the application of a local zoning ordinance to the "intercity transmission" of high voltage electricity invaded the area of regulation and control vested in the Commission. Id. at 346. The court did not rule that the application of a zoning ordinance to the siting of a power plant invaded the Commission's area of regulation and control. Hence, the case provides no guidance for the issues raised herein.

StatutoryInterpretation

Section 64.235, which applies to Cass County as a non-charter county of the first class that has elected to establish county planning under section 64.211, provides in relevant part:

[A]fter the adoption of the master plan . . . no improvement of a type embraced within the recommendations of the master plan shall be constructed or authorized without first submitting the proposed plans thereof to the county planning board and receiving the written approval and recommendations of the board . . . If a development or public improvement is proposed to be located in the unincorporated territory of the county by any municipality, county, public board or commission, the disapproval or recommendations of the county planning board may be overruled by the county commission, which shall certify its reasons therefor to the planning board, nor shall anything herein interfere with such development or public improvement as may have been, or may hereafter be, specifically authorized or permitted by a certificate of public convenience and necessity, or order issued by the public service commission, or by permit of the county commission after public hearing . . . .

(emphasis added).

Conceding that its power plant and transmission substation are improvements of the type embraced within Cass County's master plan, Aquila argues that the exemption contained in the last sentence of the statute is not limited to the clause it directly modifies, i.e., developments or public improvements proposed by "any municipality, county, public board or commission," but rather encompasses any improvement coming within the master plan and that the word "such" renders the statute ambiguous. The circuit court decided not to make any conclusions of law regarding the interpretation of the word "such" as used in section 64.235, but it did suggest that the word "likely was intended by the legislature to mean 'a' or 'any' development."

We agree that the statute, which was enacted in 1959, is ambiguous. If the phrase "such development or public improvement" only refers to the developments and public improvements proposed by governmental entities that are referred to immediately before the exemption, then the exemption makes no sense, because the Commission, except in limited circumstances, has no statutory authority to regulate public utilities that are owned and operated by governmental entities. City of Columbia v. Pub. Serv. Comm'n, 43 S.W.2d 813, 817 (Mo. 1931). For example, the Commission was given jurisdiction over municipally owned electrical utilities wishing to serve customers outside their service territories in 1991, section 386.800, and over the territorial agreements entered into by rural electric cooperatives, electrical corporations and municipally owned utilities in 1988. Section 394.312. The Commission also had jurisdiction over joint municipal utility commissions from 1978 until 2002. Section 393.765, RSMo. (2000).

Attempting to ascertain legislative intent when section 64.235 was adopted in 1959, we can look to similar provisions applying to first class counties with a charter form of government and counties of the second and third classes.(FN7) Sections 64.050 and 64.570, adopted in 1941 and 1951 respectively, are similar to section 64.235 to the extent that they address planning board approval for improvements of a type embraced within the recommendations of a county's master zoning plan. Sections 64.050 and 64.570, like section 64.235, contain specific requirements as to developments or public improvements proposed by governmental entities, but unlike section 64.235, do not contain an exemption for such development or public improvement that is authorized by the Commission.

Sections 64.090.3 and 64.620.3(3), which place limits on county commission zoning powers, specifically and unambiguously provide that first class counties with a charter form of government and counties of the second and third class, respectively, lack the authority to interfere via zoning authority with public utility services authorized by the public service commission, or by permit of the county commission. Section 64.090.3 (first class charter counties) provides, in part, "nor shall anything in sections 64.010 to 64.160 interfere with such public utility services as may have been or may hereafter be specifically authorized or permitted by a certificate of public convenience and necessity, or order issued by the public service commission, or by permit of the county commission." Section 64.620.3(3) (second and third class counties) provides, "The powers granted by sections 64.510 to 64.690 shall not be construed: . . . (3) To authorize interference with such public utility services as may have been or may hereafter be authorized or ordered by the public service commission or by permit of the county commission, as the case may be."(FN8) These sections were enacted well before section 64.235 was drafted. Why the legislature chose to provide a public-utility exemption applicable to non-charter first class counties in ambiguous language applicable to a single zoning provision is anyone's guess.

Aquila argues that the legislature could not have intended to accord "superpowers" to non-charter first class counties by providing a narrow exemption from planning commission authority only for those public-utility projects proposed by governmental entities, and we are constrained to agree so as to avoid an illogical result. Carmack, 31 S.W.3d at 46. When we interpret statutes, we do not presume that the legislature has enacted a meaningless provision. State v. Winsor, 110 S.W.3d 882, 887 (Mo. App. W.D. 2003). Were we to interpret the section 64.235 in a way that renders it applicable only to those improvements and public developments proposed by governmental entities that are not regulated by the Commission, the exemption would be meaningless.

Because we find that Aquila qualifies for an exemption under section 64.235, and because Aquila did not seek a permit from the county commission before commencing construction of the South Harper plant and Peculiar substation, we must determine whether it has been authorized by the Commission to build these facilities and, thus, is exempt.

Section 393.170 and Harline

Aquila argues, because it comes within the section 64.235 exemption, that the certificates of convenience and necessity and other orders issued by the Commission throughout the 20th century to the company and its predecessors under the authority of section 393.170 are legally sufficient to specifically authorize construction of the South Harper plant and Peculiar substation. The company cites State ex rel. Harline v. Public Service Commission, 343 S.W.2d 177 (Mo. App. 1960), to argue that it is not necessary to return to the Commission for new authority to build a power plant where a public utility has Commission approval to provide service within a territory already allocated to it. Before reaching Aquila's interpretation of Harline, we will start where all statutory interpretation begins, i.e., with the statute itself.

Section 393.170 has remained essentially unchanged since it was first adopted in 1913.(FN9) In 1949 the statute was given its current designation and was divided into three distinct subsections:

1.

No gas corporation, electrical corporation, water corporation or sewer corporation shall begin construction of a gas plant, electric plant, water system or sewer system without first having obtained the permission and approval of the commission.

2.

No such corporation shall exercise any right or privilege under any franchise hereafter granted, or under any franchise heretofore granted but not heretofore actually exercised, or the exercise of which shall have been suspended for more than one year, without first having obtained the permission and approval of the commission. Before such certificate shall be issued a certified copy of the charter of such corporation shall be filed in the office of the commission, together with a verified statement of the president and secretary of the corporation, showing that it has received the required consent of the proper municipal authorities.

3.

The commission shall have the power to grant the permission and approval herein specified whenever it shall after due hearing determine that such construction or such exercise of the right, privilege or franchise is necessary or convenient for the public service. The commission may by its order impose such condition or conditions as it may deem reasonable and necessary. Unless exercised within a period of two years from the grant thereof, authority conferred by such certificate of convenience and necessity issued by the commission shall be null and void.

Harline explains that the Commission's primary function is to allocate territory and that once authority is given under section 393.170.2, it is unnecessary for an electric company to return to the Commission to extend its transmission lines within the area allocated. 343 S.W.2d at 185. The court's rationale was that the Commission, as an administrative body of limited jurisdiction, was not given the general power of management incident to ownership, and that once a public utility has been permitted by a certificate of convenience and necessity to provide service to a territory, the company can only perform its duty by extending its lines and facilities as required. Id. at 181-82. The Harline court, nonetheless, states in no uncertain terms:

Certificate 'authority' is of two kinds and emanates from two classified sources. Sub-section 1 requires 'authority' to construct an electric plant. Sub-section 2 requires 'authority' for an established company to serve a territory by means of an existing plant. We have no concern here with Sub-section 1 'authority'. The 1938 certificate permitted the grantee to serve a territory – not to build a plant. Sub-section 2 'authority' governs our determination."

343 S.W.2d at 185 (internal citation omitted).(FN10)

In light of the distinction acknowledged by the court in Harline, and examining the language of section 393.170 in its entirety, we believe that the legislature, which clearly and unambiguously addresses electric plants in subsection 1, did not give the Commission the authority to grant a certificate of convenience and necessity for the construction of an electric plant without conducting a public hearing that is more or less contemporaneous with the request to construct such a facility. Subsection 3 requires a hearing to determine if "such construction . . . is necessary or convenient for the public service." Section 393.170.3. It also gives the Commission the discretion to impose "conditions as it may deem reasonable and necessary." Id. The subsection also imposes a time limit on the exercise of the authority granted by the certificate of convenience and necessity. Id. If Aquila's interpretation of the statute is correct, then a Commission hearing held fifty or more years before construction was even contemplated adequately protects the public interest today. Such an interpretation endows the Commission with truly prescient powers in that it presupposes the Commission will know that a specific power plant will be necessary or convenient for the public service far into the future and will impose appropriate conditions for construction that will not take place for decades to come.

If we consider the Public Service Commission Law as a whole and bear in mind the essential purposes of public-utility regulation, it becomes clear that a Commission order granting a service territory to one utility does not function as the "specific authority" required for the construction of an electric plant under section 393.170.1 in derogation of county zoning authority. Sections 64.090.3 and 64.235.(FN11) Policymakers long ago agreed that competition is not an efficient way to operate a public utility. Herbert Hovenkamp, Technology, Politics and Regulated Monopoly: An American Historical Perspective, 62 Tex. L. Rev. 1263, 1280 (1984). Thus, the states enacted legislation establishing regulatory bodies that would have the authority to grant utilities a monopoly to serve a particular territory and to regulate rates that would give the utility a fair rate of return and preclude it from imposing monopoly prices on ratepayers. Id. at 1273-74.

The Missouri Supreme Court eloquently summarized Commission powers early in the 20th century, stating:

Its powers and duties are broad and comprehensive. They include the protection of the people of the state against extortion and inconvenience arising from neglect and misconduct in the service of the public utilities which have been placed under its supervision and control . . . In all these things it acts by virtue of the legislative authority with which it is clothed, and necessarily within the limits of the legislative power; for the stream cannot rise above its source nor the creature above its creator.

Mo. Valley Realty Co. v. Cupples Station Light, Heat & Power Co., 199 S.W. 151, 153 (Mo. 1917). See also State ex rel. M.O. Danciger & Co. v. Pub. Serv. Comm'n, 205 S.W. 36, 42 (Mo. 1918) ("The right to regulate under the present law must be measured by the public interest.") (citation and internal quotations omitted). This court has addressed Commission authority as follows:

To secure to the public all advantages to be gained from competition in obtaining fair rates and good service and also to protect them from its disadvantages, the commission was given authority to regulate rates, to investigate complaints about service, to compel companies to adequately serve all persons and industries in the territory in which they operate, to order improvements and safety equipment, and to authorize the abandonment or extension of lines and the financing of all improvements or purchases. The question of whether regulated monopoly or regulated competition will best serve the public convenience and necessity in a particular area at any time is for the commission to decide . . . .

People's Tel. Exch. v. Pub. Serv. Comm'n, 186 S.W.2d 531, 538 (Mo. App. 1945) (quoting State ex rel. City of Sikeston v. Pub. Serv. Comm'n, 82 S.W.2d 105,110) (emphasis omitted).

Thus, the regulatory powers accorded the Commission, which ultimately answer to the public interest, must of necessity address conditions existing at the time the power is exercised because such interest is not static and changes over time. When the Commission enters an order in 1950 that, in broad and general language, refers to a public utility's authority to provide electric service and build electric plants in a given territory, such as unincorporated Cass County, area demographics and electric service needs cannot possibly have any bearing on conditions that will later exist in the 21st Century and that must be considered to protect and advance the public interest.(FN12) Yet, Aquila argues that Harline's holding, which allows electric companies to extend transmission lines in their territories without returning to the Commission to secure specific authority, should apply with equal force to the construction of an electric plant.

The issue in this case does not involve a mere extension of transmission lines. Rather, Aquila is seeking to build an electric power plant, a matter that is governed by section 393.170.1. Aquila argues that because "electric plant" is defined so as to include the generation, transmission and distribution of electricity, Section 386.020(14), and because the Commission ruled in 1980 that Harline was not limited in its application just to the extension of transmission lines, that it was not required to return to the Commission for specific authority to build an electric plant in Cass County. Union Elec. Co., 24 Mo. P.S.C. (N.S.) 72, 77 (1980).

Before 1980 the Commission did entertain and grant applications filed by public utilities for specific authority to construct power-generating plants. See, e.g., Mo. Power & Light Co., 18 Mo. P.S.C. (N.S.) 116 (1973) (Commission gives public utility permission and authority to construct, operate, and maintain a 54-megawatt combustion turbine generating unit). In that case a concurring opinion was filed that led the way for the Commission to later suggest, without any changes having been made to the law in the interim, that such applications were not always necessary under the authority of Harline. Commissioner William Clark was evidently concerned, on the basis of no apparent record evidence, that many plants had been constructed around the state without the Commission's consent. According to Commissioner Clark, requiring a company to seek approval for new construction "would place in jeopardy the many plants heretofore constructed," although he did not say how or why they would be put at risk, particularly where the authority for their construction had not been challenged. Id. at 121. Thus, he thought that the Harline principles should be extended, even though he recognized that the court in that case was not addressing the electric-plant construction authority of 393.170.1.

Commissioner Clark's position appears to have prevailed, when, in 1980, the Commission considered an application for authority to construct a power plant and dismissed it because the application was untimely and lacked adequate information. Union Elec. Co., 24 Mo. P.S.C. (N.S.) at 79. The Commission, in dicta, further opined that such applications were unnecessary, as a general rule, under Harline. Id. The Commission reached its conclusion by overlooking the distinction made in Harline between transmission lines and electric plants, id. at 78, and further relied on other transmission-line cases that were without application to the issue before it.(FN13)

We disagree with its analysis. The terms "electric plant" and "transmission lines" are not synonymous under the Public Service Commission Law. While "electric plant" is defined to include "any conduits, ducts or other devices, materials, apparatus or property for containing, holding or carrying conductors used or to be used for the transmission of electricity for light, heat or power," Section 386.020(14), "transmission line" is not defined. And under any reasonable definition, a transmission line does not generate electricity as an electric plant does. A transmission line is not a source of significant levels of noise, and it does not emit pollutants in the same way that a generating facility emits pollutants. Nor does a transmission line require the construction of roads and buildings or siting near fuel sources or water. The Commission's interpretation does not accord with the plain language of section 393.170.1, which does not contain an exemption for those utilities that are already authorized to operate in a particular service territory and wish to construct an electric plant. Moreover, Harline appropriately ruled that transmission line extensions do not need additional authorization from the Commission, because such authority already comes within the franchise granted by a county, and territorial authority is based on the franchise. Accordingly, the Commission has erroneously interpreted Harline by extending the court's reasoning in that case to a public utility's request for specific authority to build a power plant under section 393.170.1 in territory already allocated to it.

We understand that a legal construction followed by the Commission for many years "is entitled to great consideration and should not be disregarded or disturbed, unless clearly erroneous – particularly when that construction has been followed and acted upon for many years." Harline, 343 S.W.2d at 182. Curiously, as to certificates of convenience and necessity relating to the construction of electric plants, however, the Commission has promulgated no rules requiring the type of information that it said would be required for those utilities seeking Commission approval of plant construction in their certificated areas. Union Elec. Co., 24 Mo. P.S.C. (N.S.) at 79; and note 13, supra. In fact, the only requirements in the Commission's regulations specific to certificates of convenience and necessity to build "electrical production facilities" are for utilities to include in their applications "[t]he plans and specifications for the complete construction project and estimated cost of the construction project or a statement of the reasons the information is currently unavailable and a date when it will be furnished." Mo. Code Regs. Ann. tit. 4, Section 240-3.105(1)(B)2 (2005).

While it could be argued that we will be disturbing an agency's practice and statutory interpretation that have endured for twenty-five years, we believe that if we were to extend Harline as urged by Aquila, we would effectively be giving electric companies in the state carte blanche to build wherever and whenever they wish, subject only to the limits of their service territories and the control of environmental regulation, without any other government oversight. In some cases, the utility could be relying on territorial authority given to it decades before construction begins. We do not believe this is what the legislature intended when it drafted section 393.170.1.

By requiring public utilities to seek Commission approval each time they begin to construct a power plant, the legislature ensures that a broad range of issues, including county zoning, can be considered in public hearings before the first spadeful of soil is disturbed. There is nothing in the law or logic that would support a contrary interpretation. Moreover, the county zoning statutes discussed above also give public utilities an exemption from county zoning regulations if they obtain the permission of a county commission, after hearing, for those improvements coming within the county's master plan.(FN14) This strongly suggests that the legislature intended that a public hearing relating to the construction of each particular electric plant, take place in the months before construction begins, so that current conditions, concerns and issues, including zoning, can be considered, whether that hearing is conducted by the county or the Commission.

Looking to the practices in other states, we cannot find any particular trends because the public utility laws vary so widely. In California, for example, where seismic activity is rife, every electric plant construction or modification project of a certain size must be approved by that state's commission, which appoints a construction project board of consultants to oversee every aspect of the project's design and construction. Cal. [Pub. Util.] Code Sections 1091, 1092, and 1098 (West 1994). States like Iowa, Illinois and Indiana specifically require certification for new construction. Iowa Code Ann. Section 476A.2 (West 1999); 220 Ill. Comp. Stat. Ann. 5/8-406(b) (West 2000); Ind. Code Ann. Section 8-1-8.5-2 (West 2001). North Dakota provides that public utilities may file an application with that state's regulatory commission for an advance determination of prudence for new construction proposals, and a commission determination as to prudence is binding for ratemaking purposes. N.D. Cent. Code Section 49-05-16 (2005). And in Wisconsin, all new plants must comply with all orders or rules of the commission, and the commission may require certification of new construction as convenient and necessary for the public. Wis. Stat. Ann. Sections 196.49(2)-(3) (2002).

Other states, like Arizona, Arkansas, Colorado, and South Carolina have statutory provisions requiring a certificate of convenience and necessity for new construction, but specifically exempt "extensions" within territory already served by the utility, where such extensions are necessary in the ordinary course of business. Ariz. Rev. Stat. Ann. Section 40-281 (1984); Ark. Code Ann. Section 23-3-201 (West 2003); Colo. Rev. Stat. Ann. Section 40-5-101 (West 2004);(FN15) S.C. Code Ann. Section 58-27-1230 (1977). Using the Colorado statute as an example of this type of legislation, we can see how significantly it differs from section 393.170. The Colorado statute provides, in relevant part:

No public utility shall begin the construction of a new facility, plant, or system or of any extension of its facility, plant, or system without first having obtained from the commission a certificate that the present or future public convenience and necessity require or will require such construction. Sections 40-5-101 to 40-5-104 shall not be construed to require any corporation to secure such certificate for an extension within any city and county or city or town within which it has theretofore lawfully commenced operations, or for an extension into territory, either within or without a city and county or city or town, contiguous to its facility, line, plant, or system and not theretofore served by a public utility providing the same commodity or service, or for an extension within or to territory already served by it, necessary in the ordinary course of its business. . . .

Colo. Rev. Stat. Ann. Section 40-5-101(1) (West 2004).

While we have been unable to locate a judicial interpretation of the term "extension" in this context, at least one court has noted that such provisions require a utility to file for a certificate if it "wants assurance that its investment will be recoverable through rates and charges to consumers." City of Boulder v. Colo. Pub. Util. Comm'n, 996 P.2d 1270, 1278 (Colo. 2000).(FN16)

Other states may have specific statutory provisions to address what a public utility is required to do if it wishes to build new facilities or extend its lines in territory already allocated to it, but Missouri does not. We end where we began, with section 393.170.1, which, in plain and unambiguous language, provides "No gas corporation, electrical corporation, water corporation or sewer corporation shall begin construction of a gas plant, electric plant, water system or sewer system without first having obtained the permission and approval of the commission." Because subsection 3 further imposes a finding of necessity and convenience "after due hearing" for "such construction," we believe that the legislature wanted the Commission to conduct hearings whenever new construction is proposed. To the extent that the Commission attempted to establish a contrary interpretation in 1980, giving the Commission authority it does not have, in a case that was decided on other grounds, it clearly erred. And we are not constrained to follow that interpretation. Harline, 343 S.W.2d at 182. If Aquila is dissatisfied with such interpretation, it is free to seek a statutory change, and there are a variety of statutory models available for our legislature's consideration. Moreover, we do not intend for this decision to have anything other than prospective effect. Unless other litigants have preserved the precise issue addressed in this opinion, we see no need to apply our interpretation to existing facilities.

CCN Interpretation

Aquila further argues that the circuit court's ruling constitutes an unlawful collateral attack on Commission certificates of convenience and necessity (CCN), which is not allowed under section 386.550. While this section provides that final Commission orders are conclusive in all collateral actions or proceedings, what the circuit court did in this case was interpret the terms of the certificates, which are not as broad as Aquila suggests, particularly in light of the interpretation that we today accord to Harline. By ruling that existing CCNs, which simply recognize Aquila's general authority to build power plants in its territory, the Commission has effectively sidestepped the requirements of section 393.170.1.

The Commission asserts in its April 7 order that all of its previous orders and certificates are conclusive and free from collateral attack. The courts, however, have stated that limiting the authority granted under Commission orders does not constitute a collateral attack on those orders. "Such limitation in no way questions the validity of the original order. Interpretation of an order necessarily acknowledges its validity and does not constitute a collateral attack." State ex rel. Pub. Water Supply Dist. No. 2 of Jackson County v. Burton, 379 S.W.2d 593, 600 (Mo. 1964).

The Commission refers to several documents in its April 7 order from which it concludes that Aquila has the specific authority it needs to build an electric plant in Cass County. These include a 1921 preliminary order giving a predecessor permission to reorganize as a newly named company and to increase its capitalization:

that the present and future public convenience and necessity require the exercise by the said new company [West Missouri Power Company] of all the rights, privileges and franchises to construct, operate and maintain electric plants and systems in the State of Missouri and respective counties and municipalities thereof, now acquired or controlled by Applicant, Green Light and Power Company.

Another example is a CCN issued in a 1950 merger case giving Aquila's predecessor the authority to:

own, maintain and operate all properties and assets, and to acquire, hold and exercise all contracts, franchises, permits and rights now held and possessed by Missouri Public Service Corporation; including, without limitation, all rights to construct, own and maintain electric utility facilities in the areas of the State of Missouri described and designated in the order of this Commission entered in Case No. 9470 on January 18, 1938.(FN17)

Aquila and the Commission focus on and emphasize the text in these orders regarding "electric plants" and "electric utility facilities." As the Missouri Supreme Court noted in State ex. inf. Shartel v. Missouri Utilities Co., 53 S.W.2d 394, 399 (Mo. 1932), a CCN does not confer any new powers on a public utility; it simply permits the utility "to exercise the rights and privileges presumably already conferred upon it by state charter and municipal consent." Id. Thus, even if, as Aquila argues, a Commission order or certificate preempts local authority to determine where a power plant will be located, the certificates and orders herein only give Aquila the general authority to construct, operate, and maintain electric plants throughout its service territory. They do not give Aquila the authority to build this particular facility in an agricultural district in Cass County. Moreover, when the Commission issued these orders, the construction of an electric plant was simply not on the agenda. The issues the Commission considered in 1921 and 1950 dealt with corporate reorganization and mergers. The legislature cannot possibly have intended for such statement of general authority to comply with the requirements of section 393.170.1. The circuit court did not err in finding that existing Commission orders and certificates did not give Aquila specific authority to build the South Harper plant or the Peculiar substation.

County Franchise Authority

Aquila bolsters its contention that counties have no authority over the construction of an electric power plant by citing section 229.100, which Aquila contends prohibits a county from issuing a franchise for such construction. The statute is silent with respect to power plants and simply prohibits public utilities from erecting power lines "without first having obtained the assent of the county commission of such county therefore." Section 229.100. While counties may not have the authority to issue franchises as to the construction of power plants, there is nothing in this statute that precludes a county from exercising its zoning authority, if any, over the location of a power plant.

Aquila also contends that the franchise Cass County issued to one of its predecessors in 1917 gives the company the right to build a power plant in the county. The original and only existing Cass County order, otherwise known as a franchise, simply gives Aquila's predecessor the authority to "set Electric Light Poles for the transmission of light for commercial purposes . . . provided the wires do not interfere with the ordinary use of the public roads." By its terms and the limitations imposed by section 229.100, this franchise could not give Aquila such authority. As Aquila itself argues in its motion for rehearing, section 229.100 "provides a county no authority to dictate a public utility's ability to construct a power plant on private property." Thus, by allowing Aquila's predecessors to place transmission poles and wires along roads throughout most of the county, the 1917 Cass County franchise does not give Aquila the authority to build this power plant and transmission substation. And our interpretation of Harline, supra, which did not confuse a service-territory CCN with a Commission order relating to power plants, sustains this result.

Eminent Domain

Aquila's final argument is that public utilities have the power of eminent domain and are therefore immune from local zoning because such power is "superior to property rights" and "subject only to such limitations as are fixed by the constitution itself." State ex rel. St. Louis Union Trust Co. v. Ferriss, 304 S.W.2d 896, 898 (Mo. banc 1957). According to Aquila, even though it purchased the property at issue from willing sellers and did not have to condemn the land, the principle of its immunity applies with equal force. A public utility's power of eminent domain and a county's power to zone are derived from a legislative grant of authority. Both powers are police powers derived from statute and are without a constitutional basis, thus neither trumps the other, and both powers can be exercised in harmony. See, e.g., St. Louis County v. City of Manchester, 360 S.W.2d 638, 642 (Mo. banc 1962) (harmonizing the adverse claims of two governmental units with equivalent authority regarding location of sewage disposal plant, court concludes that charter county's zoning ordinance restricting plant's location is lawful restriction, stating,

"the statutes upon which the city depends do not purport to give the city the right to select the exact location in St. Louis county, and the public interest is best served in requiring it to be done in accordance with the zoning laws.").

The overriding public policy from the county's perspective is that it should have some authority over the placement of these facilities so that it can impose conditions on permits, franchises or rezoning for their construction, such as requiring a bond for the repair of roads damaged by heavy construction equipment or landscaping to preserve neighborhood aesthetics and provide a sound barrier. As the circuit court stated so eloquently, "to rule otherwise would give privately owned public utilities the unfettered power to be held unaccountable to anyone other than the Department of Natural Resources, the almighty dollar, or supply and demand regarding the location of power plants. . . . The Court simply does not believe that such unfettered power was intended by the legislature to be granted to public utilities."

For these reasons, we affirm the circuit court's judgment permanently enjoining Aquila from building the South Harper plant and Peculiar substation in violation of Cass County's zoning law without first obtaining approval from the county commission or the Public Service Commission. In so ruling, however, we do not intend to suggest that Aquila is precluded from attempting at this late date to secure the necessary authority that would allow the plant and substation, which have already been built, to continue operating, albeit with whatever conditions are deemed appropriate.

________________________________

Thomas H. Newton, Presiding Judge

Patricia A. Breckendridge and Victor C. Howard, JJ. concur.

APPENDIX

First Class Charter

64.050. Approval of improvements (certain first class counties)

From and after the adoption of the master plan or portion thereof and its proper certification and recording, then and thenceforth no improvement of a type embraced within the recommendations of the master plan shall be constructed or authorized without first submitting the proposed plans thereof to the county planning commission and receiving the written approval and recommendations of said commission; provided, however, that this requirement shall be deemed to be waived if the county planning commission fails to make its report and recommendations within forty-five days after the receipt of the proposed plans. If a development or public improvement is proposed to be located in the unincorporated territory of the county by any municipality, county, public board or commission, the disapproval or recommendations of the county planning commission may be overruled by the county commission, which shall certify its reason therefor to the planning commission.

1941

First Class Non-Charter

64.235. Improvements to conform to plan, approval required (noncharter first class counties)

From and after the adoption of the master plan or portion thereof and its proper certification and recording, then and thenceforth no improvement of a type embraced within the recommendations of the master plan shall be constructed or authorized without first submitting the proposed plans thereof to the county planning board and receiving the written approval and recommendations of the board; except that this requirement shall be deemed to be waived if the county planning board fails to make its report and recommendations within forty-five days after the receipt of the proposed plans. If a development or public improvement is proposed to be located in the unincorporated territory of the county by any municipality, county, public board or commission, the disapproval or recommendations of the county planning board may be overruled by the county commission, which shall certify its reasons therefor to the planning board, nor shall anything herein interfere with such development or public improvement as may have been, or may hereafter be, specifically authorized or permitted by a certificate of public convenience and necessity, or order issued by the public service commission, or order issued by permit of the county commission after public hearing in the manner provided by section 64.231.

1959

Second and Third Class

64.570. Planning commission to approve improvements – public improvements may be made, procedure (second and third class counties)

From and after the adoption of the official master plan or portion thereof and its proper certification and recording, thereafter no improvement of a type embraced within the recommendations of such official master plan or part thereof shall be constructed or authorized without first submitting the proposed plans thereof to the county planning commission and receiving the written approval or recommendations of said commission. This requirement shall be deemed to be waived if the county planning commission fails to make its report and recommendations within forty-five days after receipt of the proposed plans. In the case of any public improvement sponsored or proposed to be made by any municipality or other political or civil subdivision of the state, or public board, commission or other public officials, the disapproval or recommendations of the county planning commission may be overruled by a two-thirds vote, properly entered of record and certified to the county planning commission, of the governing body of such municipality, or other political or civil subdivision, or public board, commission or officials, after the reasons for such overruling are spread upon its minutes, which reasons shall also be certified to the county planning commission.

1951

First Class Charter

64.090. Planning and zoning powers of county commission – group homes considered single-family dwellings – exemptions (certain first class counties)

1. For the purpose of promoting health, safety, morals, comfort or the general welfare of the unincorporated portion of counties, to conserve and protect property and building values, to secure the most economical use of the land, and to facilitate the adequate provision of public improvements all in accordance with a comprehensive plan, the county commission in all counties of the first class, as provided by law, except in counties of the first class not having a charter form of government, is hereby empowered to regulate and restrict, by order, in unincorporated portions of the county, the height, number of stories and size of buildings, the percentage of lots that may be occupied, the size of yards, courts and other open spaces, the density of population, the location and use of buildings, structures and land for trade, industry, residence or other purposes, including areas for agriculture, forestry and recreation.
. . .
3. The powers by sections 64.010 to 64.160 given shall not be exercised so as to deprive the owner, lessee or tenant of any existing property of its use or maintenance for the purpose to which it is then lawfully devoted except that reasonable regulations may be adopted for the gradual elimination of nonconforming uses, nor shall anything in sections 64.010 to 64.160 interfere with such public utility services as may have been or may hereafter be specifically authorized or permitted by a certificate of public convenience and necessity, or order issued by the public service commission, or by permit of the county commission.

1941

First Class Non-Charter

64.255. Building and lot regulations – nonconforming uses, regulations limited (non-charter first class counties)

1. For the purpose of promoting health, safety, morals, comfort or the general welfare of the unincorporated portion of counties, to conserve and protect property and building values, to secure the most economical use of the land and to facilitate the adequate provision of public improvements all in accordance with a comprehensive plan, the county commission in all counties of the first class not having a charter form of government and not operating a planning or zoning program under the provisions of sections 64.800 to 64.905, is hereby empowered to regulate and restrict, by order, in the unincorporated portions of the county, the height, number of stories, and size of buildings, the percentage of lots that may be occupied, the size of yards, courts and other open spaces, the density of population, the location and use of buildings, signs, structures and land for trade, industry, residence, parks or other purposes, including areas for agriculture, forestry and recreation.

2. The powers by sections 64.211 to 64.295 given shall not be exercised so as to deprive the owner, lessee or tenant of any existing property of its use or maintenance for the purpose to which it is then lawfully devoted, except that reasonable regulations may be adopted for the gradual elimination of nonconforming uses from districts zoned for residential use.

1959

Second and Third Class

64.620. Building restriction – limitations on regulations (second and third class counties)

1. For the purpose of promoting health, safety, morals, comfort or the general welfare of the unincorporated portion of counties of the second or third class to conserve and protect property and building values, to secure the most economical use of the land, and to facilitate the adequate provision of public improvements all in accordance with a comprehensive plan, the county commission of any county to which sections 64.510 to 64.690 are applicable as provided in section 64.510 shall have power after approval by vote of the people as provided in section 64.530 to regulate and restrict, by order of record, in the unincorporated portions of the county, the height, number of stories, and size of buildings, the percentage of lots that may be occupied, the size of yards, courts and other open spaces, the density of population, the locations and use of buildings, structures and land for trade, industry, residence or other purposes, including areas for agriculture, forestry, and recreation.
. . .
3. The powers granted by sections 64.510 to 64.690 shall not be construed:
(1) So as to deprive the owner, lessee or tenant of any existing property of its use or maintenance for the purpose to which it is then lawfully devoted;
(2) So as to deprive any court of the power of determining the reasonableness or regulations and powers in any action brought in any court affecting the provisions of sections 64.510 to 64.690, or the rules and regulations adopted thereunder;
(3) To authorize interference with such public utility services as may have been or may hereafter be authorized or ordered by the public service commission or by permit of the county commission, as the case may be.
. . .
1951

Footnotes:

FN1. All statutory references are to RSMo. (2000) and the Cumulative Supplement (2004), unless otherwise indicated.

FN2. On April 7, 2005, a divided Commission issued an order confirming Aquila's authority under existing certificates and orders to build a power plant anywhere in its service territory. The April 7 order became effective on April 17, and Cass County filed an Application for Rehearing that was denied May 3. Cass County has since filed a petition for writ of certiorari with the Cass County Circuit Court, seeking its review of the Commission's ruling. While the Commission's ruling is not before the court in this appeal, the parties submitted it to the court for informational purposes, and we refer to it infra in our legal analysis.

FN3. A peaking plant is apparently designed to generate electricity only during peak demand, mainly during the summer months. This particular plant would generate 315 megawatts (MW) of electricity with three 105-MW turbines fueled by natural gas supplied by a compressor station owned by a third party and located on adjoining property that is zoned light industrial.

FN4. The Peculiar substation is designed to support the electric plant by allowing its output to flow to an adjacent, higher voltage transmission line and will also serve area load growth.

FN5. The case was initially consolidated with a case brought by a group of Peculiar residents identifying themselves as StopAquila.Org, and the Commission asked for leave to intervene for the limited purpose of addressing a possible conflict between sections 64.235 and 393.170. The court subsequently severed the actions and removed the Commission as a party with its consent.

FN6. The Commission based its ruling, in part, on its interpretation and application of State ex rel. Harline v. Public Service Commission of Missouri, 343 S.W.2d 177 (Mo.

App. 1960), which in turn interpreted and applied section 393.170. Dissenting Commissioner Gaw and the parties herein have invited this court to address the meaning of Harline, and we do so infra.

FN7. For the reader's convenience, the statutes in pari materia are compared in a table format and set forth in an appendix attached to this opinion with the relevant differences between them highlighted.

FN8. The non-charter first class county statutory provision that parallels 64.090 and 64.620 in placing limitations on county commission zoning authority is section 64.255, and it does not include a public-utility exemption that is to be applied across the full range of non-charter first class county zoning provisions.

FN9. RSMo. 1919 Section 10481; RSMo. 1929 Section 5193; RSMo. 1939 Section 5649.

FN10. Interestingly, 1938 certificate the Harline court was interpreting is one of the certificates on which Aquila relies for its authority to build the South Harper plant and Peculiar substation. Nowhere in that certificate is it stated that Aquila's predecessor is given the authority to construct power plants in its certificated territory.

FN11. A law review article worthy of note, which discusses several Missouri cases involving the interplay between zoning regulation and governmental immunity, including St. Louis County v. City of Manchester, 360 S.W.2d 638 (Mo. banc 1962), argues that land-use authority can and should be harmonized with the placement of public improvements when feasible. Note, Governmental Immunity From Local Zoning Ordinances, 84 Harv. L. Rev. 869, 876 (1971).

FN12. Of interest in this regard is Commissioner Jeff Davis's concurring opinion to the Commission's April 7, 2005, order clarifying Aquila's authority under existing certificates. He discusses the many ex parte complaints filed by Cass County residents about the lack of a company response to their concerns, the heavy-handed approach Aquila took to security issues, and the prudence of building the plant at all. Commissioner Davis invites those affected by the plant to renew their concerns and warns Aquila that its decisions and behavior will be considered in its next rate case. Had the Commission held a hearing in the months before this plant was constructed, as required by section 393.170.1, the plant's neighbors and Cass County would have had the opportunity to express their concerns in a timely manner without muddying the waters of a future rate case.

FN13. The Commission virtually guaranteed that electric utilities within its jurisdiction would not seek such authority by imposing significant and burdensome requirements on those that did, stating:

If utilities seek Commission approval of any plant construction in their certificated area or accept Commission regulation of their expansion plans, the Commission expects their construction programs over the next twenty (20) years to be submitted with full and complete information updated annually. Such information would include all units proposed, projected load forecasts and full cost information to support a least-cost approach to meeting energy needs. Further, in addition to annual updates of all information, the Commission would expect timely information on any changes proposed in such plans.

Union Elec. Co., 24 Mo. P.S.C. (N.S.) at 79. That the information required is forward-looking is an indication that the Commission appropriately recognized that its legislative mandate requires it to consider only the most updated information in performing its regulatory functions and issuing its orders.

FN14. Recall that section 64.235 provides "nor shall anything herein interfere with such development or public improvement as may have been, or may hereafter be, specifically authorized or permitted by a certificate of public convenience and necessity, or order issued by the public service commission, or order issued by permit of the county commission after public hearing in the manner provided by section 64.231." (emphasis added).

FN15. Interestingly, Colorado's legislature revised its statute in 2005 to specifically require that all new public-utility facilities comply with local zoning regulations.

FN16. In Illinois, where the legislature requires certification from the regulatory commission for all new construction, there is a separate Electric Supplier Act, which defines "extension" as "any new construction which increases the length of an existing line laterally or otherwise." 220 Ill. Comp. Stat. Ann. 30/3.7 (West 1997).

FN17. As we noted above, the 1938 order to which the Commission refers does not, in any respect, address company authority to construct power plants.